Exhibit 99.1

FOR IMMEDIATE RELEASE:     April 6, 2000
For further information, please contact:

John Kyte
Safety-Kleen, Corp.
803/933-4212

                 SAFETY-KLEEN MOURNS PASSING OF COMPANY DIRECTOR

         Columbia, S.C. -- Safety-Kleen Corp. expressed its heartfelt condolences at the loss of company director John W. Rollins, Sr. Mr. Rollins, 83, passed away on Tuesday. As Chairman of Dover Downs Entertainment, Inc., Chairman and former CEO of Rollins Truck Leasing, and as the former Chairman and CEO of Rollins Environmental Services, Inc., Mr. Rollins, Sr. was a valuable board member and contributed to Safety-Kleen's success as the leading industrial waste service company for both hazardous and non-hazardous waste streams.

         The merger of Rollins Environmental Services and the hazardous and industrial waste operations of Laidlaw Inc. in 1997, and, ultimately, the 1998 merger of the Laidlaw Environmental Services, Inc. with Safety-Kleen, resulted in the formation of today's Safety-Kleen Corp., North America's premier provider of recycling, industrial and environmental services. Mr. Rollins has served as a member of Safety-Kleen Corp.'s Board of Directors since 1982.

         "John was a brilliant businessman, a wise and valued counselor, and an inspiration to all of us in the environmental services industry," stated Grover Wrenn, Safety-Kleen Corp.'s Vice Chairman. "He will be profoundly missed."

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